CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into this Company's previously filed Registration Statement File No. 333-3537 on Form S-8. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.



Dallas, Texas
January 26, 1998                                       ARTHUR ANDERSEN LLP